Exhibit 23.1



Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 18, 1999, except for Note 12, as to which the date is March 8, 1999, on our audit of the financial statements of Minera Andes, Inc. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ PRICEWATERHOUSECOOPERS LLP


Vancouver, B.C., Canada
May 3, 1999